SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934





                                 Date of Report
                                February 7, 1996





                             THOMAS INDUSTRIES INC.
             (Exact name of registrant as specified in its charter)





                                    Delaware
                 (State or other jurisdiction of incorporation)




             1-5426                        61-0505332
    (Commission File Number)    (IRS Employer Identification No.)

4360 Brownsboro Road, Suite 300, Louisville, Kentucky                   40207
     (Address of principal executive offices)                         (Zip Code)


               Registrant's telephone number, including area code
                                  502/893-4600



ITEM 4.   Changes in Registrant's Certifying Accountant

     (a) At its meeting on February 7, 1996, the Board of Directors of the Registrant, upon the recommendation of the audit committee, engaged the accounting firm of Ernst & Young LLP as independent accountants to audit the books, records, and accounts of the Registrant for 1996, replacing KPMG Peat Marwick LLP which was dismissed from that role.

     (b) During the two most recent fiscal years and the interim period subsequent to December 31, 1995, there have been no disagreements with KPMG Peat Marwick LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable events.

     (c) KPMG Peat Marwick LLP's reports on the Registrant's financial statements dated February 9, 1995 and February 10, 1994, respectively, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles (except that such reports included an explanatory paragraph concerning changes in accounting principles related to accounting for post-retirement benefits, income taxes and certain inventories).

     (d) The Registrant has requested that KPMG Peat Marwick LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of such letter will be filed by amendment to this Form 8-K within two business days of receipt.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   THOMAS INDUSTRIES INC.
                                        (Registrant)


                                   By: /s/ Phillip J. Stuecker
                                        Phillip J. Stuecker, Vice President of
                                        Finance, Chief Financial Officer, and
                                        Secretary

Dated:  February 14, 1996